                                                                  EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY

                      For Tender of Shares of Common Stock
                   (not to be used for signature guarantees)

                                       of

                 EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

                               at $1.60 per share
                                       by
                     EA Engineering Acquisition Corporation
        A Direct Wholly Owned Subsidiary of EA Engineering Holdings, LLC

   This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates for the shares of common stock, par value $.01 per share, of EA Engineering, Science, and Technology, Inc. are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis, or if time will not permit all other documents required by the Letter of Transmittal to be delivered to the Depositary prior to the Expiration Date (as defined in "The Tender Offer--Terms of the Offer" of the Offer to Purchase (as defined below)). Such form may be delivered by hand or transmitted by mail or overnight courier, or (for Eligible Institutions (as defined below) only) by facsimile transmission, to the Depositary. See "The Tender Offer--Procedures for Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                          MELLON INVESTOR SERVICES LLC

         By Mail:                  By Hand:            By Overnight Delivery:


Mellon Investor Services LLC   Mellon Investor Services LLC   Mellon Investor Services LLC
 Reorganization Department       Reorganization Department      Reorganization Department
      P.O. Box 3301                   120 Broadway                85 Challenger Road
 South Hackensack, NJ 07606            13/th/ Floor               Mail Stop -- Reorg
                                   New York, NY 10271          Ridgefield Park, NJ 07660

                           By Facsimile Transmission:
                (Eligible Institutions only. See Instruction 1)

                                 (201) 296-4293

                             Confirm by Telephone:

                                 (201) 296-4860

   Delivery of this instrument to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery. Deliveries to EA Engineering Acquisition Corporation or EA Engineering, Science, and Technology, Inc. will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to DTC will not constitute valid delivery to the Depositary.


   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Ladies and Gentlemen:

    The undersigned hereby tenders to EA Engineering Acquisition Corporation, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 1, 2001 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, $.01 par value (the "Shares"), of EA Engineering, Science, and Technology, Inc. listed below, pursuant to the guaranteed delivery procedure set forth in the section entitled "The Tender Offer--Procedures for Tendering Shares" of the Offer to Purchase.

 ---------------------------------------------------------------------------
 If Shares will be tendered by book-entry transfer:

 Name of Tendering Institution:

 ___________________________________________________________________________

 ___________________________________________________________________________

                         Area Code and Telephone Number

 Account No.__________   at The Depository Trust Company

                                 ____________________________________________
                                                     Signature(s)

 Number of Shares:

                                 Name(s) (Please Print):

 _____________________________   ____________________________________________

                                 ____________________________________________

 Certificate Nos.: (if available)

                                 Address(es):________________________________

 _____________________________   ____________________________________________

                                 ____________________________________________
                                                 (Including Zip Code)

 ----------------------------------------------------------------------------

 ----------------------------------------------------------------------------

                                   GUARANTEE

                    (Not To Be Used For Signature Guarantee)

    The undersigned, a firm which is a bank, broker, dealer, credit union, savings association, or other "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the 1934 Act (each, an "Eligible Institution"), hereby guarantees that the undersigned will deliver to the Depositary, at one of its addresses set forth above, certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares tendered hereby into the Depositary's account at The Depository Trust Company, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or manually signed facsimile(s) thereof), with any required signature guarantee(s) and any other required documents, all within three Nasdaq trading days after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for shares to the Depositary within the time shown herein. Failure to do so could result in a financial loss to such eligible institution.

 Name of Firm:______________________________________________________________

 Authorized Signature:______________________________________________________

 Name:______________________________________________________________________
 (Please print)

 Title:_____________________________________________________________________

 Address:___________________________________________________________________

 ___________________________________________________________________________
 (City, State, Zip Code)

 Area Code and Telephone Number:____________________________________________

 Dated:________________

 ----------------------------------------------------------------------------

              NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM.
      YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.


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